FOX CHASE BANCORP, INC.	3rd QUARTER EARNINGS 2015
PAGE 1

[FOX CHASE LOGO]

4390 Davisville Road, Hatboro, PA 19040 Phone (215) 283-2900 Fax (215) 775-1401
NEWS RELEASE

For Immediate Release

Date:	October 28, 2015
Contact:	Roger S. Deacon
Chief Financial Officer
Phone:	(215) 775-1435

FOX CHASE BANCORP, INC. REPORTS A 28% INCREASE IN EARNINGS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015

HATBORO, PA. October 28, 2015 – Fox Chase Bancorp, Inc. (the “Company”) (NASDAQ GS: FXCB), the holding company for Fox Chase Bank (the “Bank”), today announced net income of $2.3 million, or $0.21 per diluted share, and $7.8 million, or $0.69 per diluted share, for the three and nine months ended September 30, 2015, respectively, compared to net income of $1.8 million, or $0.16 per diluted share, and $6.1 million, or $0.53 per diluted share, for the three and nine months ended September 30, 2014, respectively.

Commenting on performance for the quarter, Thomas M. Petro, President and CEO said, “We are pleased to report a 28% increase in net income for the three and nine months ended September 30, 2015 compared to the same periods in 2014.  This earnings improvement was driven by continued execution of our commercial banking strategy and year to date recoveries of $1.1 million (pre-tax) on previously charged-off loans.  As previously disclosed, we continued to incur one-time costs due to our core data processing systems conversion.  These pre-tax costs were $502,000 and $979,000 during the three and nine months ended September 30, 2015 and are expected to approximate $1.3 million for the full year 2015. The conversion was successfully completed in early October as planned.  As we look to the fourth quarter of 2015, we continue to see opportunities to grow despite the slow pace of economic expansion, increased competition and the low interest rate environment.”

FOX CHASE BANCORP, INC.	3rd QUARTER EARNINGS 2015

Highlights for the three and nine months ended September 30, 2015 included:

•
Total average assets were $1.10 billion for the nine months ended September 30, 2015 compared to $1.09 billion for the nine months ended September 30, 2014. Total average commercial loans increased by $45.7 million, or 7.9%, to $622.7 million for the nine months ended September 30, 2015, compared to $577.0 million for the nine months ended September 30, 2014.

•
Assets were $1.10 billion at September 30, 2015 compared to $1.09 billion at December 31, 2014 and $1.07 billion at September 30, 2014.  Total commercial loans increased by $31.6 million, or 5.2%, to $639.1 million at September 30, 2015 compared to $607.5 million at December 31, 2014.

•
Return on average assets was 0.85% and 0.94% for the three and nine months ended September 30, 2015, respectively, compared to 0.67% and 0.74% for the three and nine months ended September 30, 2014, respectively.

•
Net interest income increased $466,000, or 1.8%, to $25.7 million for the nine months ended September 30, 2015, compared to $25.3 million for the nine months ended September 30, 2014 and decreased $117,000, or 1.4%, to $8.4 million for the three months ended September 30, 2015, compared to $8.5 million for the three months ended September 30, 2014.

•
The net interest margin was 3.18% for the three months ended September 30, 2015, compared to 3.24% for the three months ended June 30, 2015 and 3.20% for the three months ended September 30, 2014.  During the three months ended September 30, 2015 and June 30, 2015, respectively, the Company received $143,000 and $130,000 in prepayment fees, which increased net interest margin in both periods by five basis points.

•
The Company recorded a credit to the provision for loan losses of $300,000 and $1.1 million for the three and nine months ended September 30, 2015.  The credits were primarily due to $317,000 and $1.2 million of recoveries on previously charged-off loans for the three and nine months ended September 30, 2015, respectively.  There were no commercial loan charge-offs during the three months ended September 30, 2015.

FOX CHASE BANCORP, INC.	3rd QUARTER EARNINGS 2015

•
The allowance for loan losses was $10.6 million, or 1.42% of total loans, at September 30, 2015 compared to $10.7 million, or 1.45% of total loans at June 30, 2015, and compared to $10.7 million, or 1.46% of total loans, at December 31, 2014.

•
Nonperforming assets were $6.3 million, or 0.57% of total assets, at September 30, 2015 compared to $5.8 million, or 0.53% of total assets, at June 30, 2015 and $6.3 million, or 0.57% of total assets, at December 31, 2014.  Delinquent loans totaled $720,000 at September 30, 2015, compared to $660,000 at June 30, 2015 and $258,000 at December 31, 2014.

•
Noninterest income increased $373,000 to $2.0 million for the nine months ended September 30, 2015 compared to $1.6 million for the nine months ended September 30, 2014 primarily due to an increase of $100,000 in equity in earnings of affiliate due to higher mortgage volumes, and an increase of $86,000 in income on bank-owned life insurance as the Bank purchased $10.0 million of bank-owned life insurance in the three months ended September 30, 2015.

•
Noninterest expense increased $1.2 million, or 7.4%, to $17.8 million for the nine months ended September 30, 2015, compared to $16.6 million for the nine months ended September 30, 2014.  This increase was primarily due to the Company incurring $979,000 of system conversion costs.  For the nine months ended September 30, 2015, system conversion costs are captured in the following noninterest expense categories:  Salary, benefits and other compensation ($106,000), data processing costs ($498,000), professional fees ($296,000) and other ($79,000).

•
Income tax provision for the nine months ended September 30, 2015 includes the reversal of an $182,000 valuation allowance on certain state deferred tax assets, which occurred during the three months ended March 31, 2015.  The effective income tax rate for the nine months ended September 30, 2015 was 29.2%.  Excluding this reversal, the effective income tax rate for the nine months ended September 30, 2015 was 30.8% compared to 29.8% for the nine months ended September 30, 2014.

The Company also announced that its Board of Directors declared a cash dividend of $0.14 per outstanding share of common stock. The dividend will be paid on November 25, 2015 to stockholders of record as of the close of business on November 11, 2015.  During the three months ended September 30, 2015, the Company repurchased 19,500 shares of treasury stock and has approximately 817,000 shares remaining in its approved repurchase plans.

FOX CHASE BANCORP, INC.	3rd QUARTER EARNINGS 2015

Fox Chase Bancorp, Inc. will host a conference call to discuss third quarter 2015 results on Thursday, October 29, 2015 at 9:00 am EDT.  The general public can access the call by dialing (877) 507-3275.  A replay of the conference call will be available through December 11, 2015 by dialing (877) 344-7529; use Conference ID: 10074213.  Participants may preregister at http://dpregister.com/10074213.

Fox Chase Bancorp, Inc. is the stock holding company of Fox Chase Bank. The Bank is a Pennsylvania state-chartered savings bank originally established in 1867.  The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and nine branch offices in Bucks, Montgomery, Chester and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey.  For more information, please visit the Bank’s website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

FOX CHASE BANCORP, INC.	3rd QUARTER EARNINGS 2015

CONSOLIDATED STATEMENTS OF OPERATIONS
 (Dollars in Thousands, Except Per Share Data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Unaudited)
INTEREST INCOME
Interest and fees on loans	$ 8,243	$ 8,375	$ 24,773	$ 24,615
Interest and dividends on investment securities	1,659	1,777	5,337	5,672
Other interest income	4	1	10	2
Total Interest Income	9,906	10,153	30,120	30,289
INTEREST EXPENSE
Deposits	745	760	2,188	2,455
Short-term borrowings	25	45	79	100
Federal Home Loan Bank advances	568	577	1,630	1,723
Other borrowed funds	167	253	497	751
Total Interest Expense	1,505	1,635	4,394	5,029
Net Interest Income	8,401	8,518	25,726	25,260
(Credit) provision for loan losses	(300)	1,493	(1,095)	1,593
Net Interest Income after Provision for Loan Losses	8,701	7,025	26,821	23,667
NONINTEREST INCOME
Service charges and other fee income	377	416	1,200	1,192
Net gain (loss) on sale of assets acquired through foreclosure	1	(15)	(14)	(136)
Income on bank-owned life insurance	202	121	444	358
Equity in earnings of affiliate	74	91	225	125
Other	67	29	133	76

Total Noninterest Income	721	642	1,988	1,615
NONINTEREST EXPENSE
Salaries, benefits and other compensation	3,836	3,510	11,498	10,670
Occupancy expense	391	407	1,288	1,321
Furniture and equipment expense	81	93	263	300
Data processing costs	676	384	1,751	1,146
Professional fees	370	271	1,147	1,086
Marketing expense	35	54	133	156
FDIC premiums	124	136	384	451
Assets acquired through foreclosure expense	131	10	223	403
Other	414	333	1,159	1,077
Total Noninterest Expense	6,058	5,198	17,846	16,610
Income Before Income Taxes	3,364	2,469	10,963	8,672
Income tax provision	1,036	653	3,200	2,585
Net Income	$ 2,328	$ 1,816	$ 7,763	$ 6,087
Earnings per share:
Basic	$ 0.21	$ 0.16	$ 0.71	$ 0.54
Diluted	$ 0.21	$ 0.16	$ 0.69	$ 0.53

FOX CHASE BANCORP, INC.	3rd QUARTER EARNINGS 2015

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, Except Share Data)
	September 30,	December 31,
	2015	2014
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$ 322	$ 2,763
Interest-earning demand deposits in other banks	6,889	14,450
Total cash and cash equivalents	7,211	17,213
Investment securities available-for-sale	138,756	134,037
Investment securities held-to-maturity (fair value of $157,665 at
September 30, 2015 and $170,854 at December 31, 2014)	156,099	170,172
Loans, net of allowance for loan losses of $10,623
at September 30, 2015 and $10,730 at December 31, 2014	739,489	724,326
Federal Home Loan Bank stock, at cost	4,986	6,015
Bank-owned life insurance	25,471	15,027
Premises and equipment, net	9,157	9,418
Assets acquired through foreclosure	2,815	2,814
Real estate held for investment	1,620	1,620
Accrued interest receivable	3,174	3,147
Mortgage servicing rights, net	98	111
Deferred tax asset, net	4,451	4,561
Other assets	5,470	6,155
Total Assets	$ 1,098,797	$ 1,094,616

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits	$ 717,702	$ 711,909
Short-term borrowings	60,000	50,000
Federal Home Loan Bank advances	110,000	120,000
Other borrowed funds	30,000	30,000
Advances from borrowers for taxes and insurance	1,025	1,447
Accrued interest payable	310	311
Accrued expenses and other liabilities	3,758	5,038
Total Liabilities	922,795	918,705
STOCKHOLDERS' EQUITY
Preferred stock ($.01 par value; 1,000,000 shares authorized,
none issued and outstanding at September 30, 2015 and December 31, 2014)	-	-
Common stock ($.01 par value; 60,000,000 shares authorized,
11,591,401 shares outstanding at September 30, 2015
and 11,802,791 shares outstanding at December 31, 2014)	147	147
Additional paid-in capital	140,805	139,177
Treasury stock, at cost (3,141,201 shares at September 30, 2015 and
2,852,572 at December 31, 2014)	(44,468)	(39,698)
Common stock acquired by benefit plans	(6,878)	(8,056)
Retained earnings	86,012	84,225
Accumulated other comprehensive income, net	384	116
Total Stockholders' Equity	176,002	175,911

Total Liabilities and Stockholders' Equity	$ 1,098,797	$ 1,094,616

FOX CHASE BANCORP, INC.	3rd QUARTER EARNINGS 2015

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)
	September 30,	June 30,	December 31,	September 30,
	2015	2015	2014	2014
CAPITAL RATIOS:
Stockholders’ equity (to total assets) (1)	16.02%	15.95%	16.07%	16.59%

Common equity tier 1 capital ratio (to risk-weighted assets) (2)	16.93	16.86	N/A	N/A
Tier 1 leverage ratio (to adjusted average assets) (2)	13.64	13.30	13.99	13.35
Tier 1 capital ratio (to risk-weighted assets) (2)	16.93	16.86	18.97	19.18
Total capital ratio (to risk-weighted assets) (2)	17.95	17.91	20.02	20.22

ASSET QUALITY INDICATORS:
Nonperforming Assets:
Nonaccruing loans	$3,446	$3,002	$3,454	$3,641
Accruing loans past due 90 days or more	-	-	-	-
Total nonperforming loans	$3,446	$3,002	$3,454	$3,641
Assets acquired through foreclosure	2,815	2,819	2,814	1,889
Total nonperforming assets	$6,261	$5,821	$6,268	$5,530

Ratio of nonperforming loans to total loans	0.46%	0.41%	0.47%	0.50%
Ratio of nonperforming assets to total assets	0.57	0.53	0.57	0.51
Ratio of allowance for loan losses to total loans	1.42	1.45	1.46	1.54
Ratio of allowance for loan losses to nonperforming loans	308.3	357.6	310.7	304.8
Troubled Debt Restructurings:
Nonaccruing troubled debt restructurings (3)	$1,123	$1,331	$1,401	$277
Accruing troubled debt restructurings	5,971	5,892	3,624	5,504
Total troubled debt restructurings	$7,094	$7,223	$5,025	$5,781

Past Due Loans:
30 - 59 days	$541	$639	$113	$939
60 - 89 days	179	21	145	124
Total	$720	$660	$258	$1,063

(1) Represents stockholders’ equity ratio of Fox Chase Bancorp, Inc.
(2) Represents regulatory capital ratios of Fox Chase Bank.
(3) Nonaccruing troubled debt restructurings are included in total nonaccruing loans above.

FOX CHASE BANCORP, INC.	3rd QUARTER EARNINGS 2015

	At or for the Three Months Ended
	September 30,	June 30,	December 31,	September 30,
	2015	2015	2014	2014
PERFORMANCE RATIOS (4):
Return on average assets	0.85%	1.15%	0.79%	0.67%
Return on average equity	5.32	7.22	4.76	4.07
Net interest margin	3.18	3.24	3.18	3.20
Efficiency ratio (5)	65.1	64.3	63.3	56.7
OTHER:
Average commercial loans	$621,942	$630,577	$571,875	$593,847
Tangible book value per share - Core (6)	$15.15	$15.03	$14.89	$14.81
Tangible book value per share (7)	$15.18	$15.03	$14.90	$14.78
Employees (full-time equivalents)	138	136	138	141

	At or for the Nine Months Ended
	September 30,	September 30,
	2015	2014
PERFORMANCE RATIOS (4):
Average commercial loans	$622,664	$577,010
Return on average assets	0.94%	0.74%
Return on average equity	5.90	4.59
Net interest margin	3.24	3.19
Efficiency ratio (5)	63.9	60.4

(4)	Annualized
(5)
Represents noninterest expense, excluding valuation adjustments on assets acquired through foreclosure, divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities, premises and equipment and assets acquired through foreclosure.

(6)
Total stockholders’ equity, excluding the impact of accumulated other comprehensive income (loss), net ($384,000 at September 30, 2015, ($99,000) at June 30, 2015, $116,000 at December 31, 2014 and $453,000 at September 30, 2014), divided by total shares outstanding.

(7)	Total stockholders’ equity divided by total shares outstanding. Tangible book value per share and book value per share were the same for all periods indicated.

FOX CHASE BANCORP, INC.	3rd QUARTER EARNINGS 2015

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Three Months Ended September 30,
	2015			2014
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$10,586	$4	0.16%	$6,815	$1	0.06%
Investment securities	304,386	1,659	2.18%	322,178	1,777	2.21%
Loans (1)	735,872	8,243	4.45%	730,410	8,375	4.56%
Allowance for loan losses	(10,731)			(11,541)
Net loans	725,141	8,243		718,869	8,375
Total interest-earning assets	1,040,113	9,906	3.79%	1,047,862	10,153	3.85%
Noninterest-earning assets	51,792			41,403
Total assets	$1,091,905			$1,089,265
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$572,028	$745	0.52%	$552,072	$760	0.55%
Borrowings	170,923	760	1.76%	228,737	875	1.52%
Total interest-bearing liabilities	742,951	1,505	0.80%	780,809	1,635	0.83%
Noninterest-bearing deposits	168,357			123,709
Other noninterest-bearing liabilities	5,505			6,407
Total liabilities	916,813			910,925
Stockholders' equity	175,047			178,984
Accumulated comprehensive income	45			(644)
Total stockholders' equity	175,092			178,340
Total liabilities and stockholders' equity	$1,091,905			$1,089,265

Net interest income		$8,401			$8,518
Interest rate spread			2.99%			3.02%
Net interest margin			3.18%			3.20%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.

FOX CHASE BANCORP, INC.	3rd QUARTER EARNINGS 2015

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Three Months Ended
	September 30, 2015			June 30, 2015
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$10,586	$4	0.16%	$10,285	$3	0.13%
Investment securities	304,386	1,659	2.18%	309,583	1,696	2.19%
Loans (1)	735,872	8,243	4.45%	749,997	8,391	4.49%
Allowance for loan losses	(10,731)			(11,919)
Net loans	725,141	8,243		738,078	8,391
Total interest-earning assets	1,040,113	9,906	3.79%	1,057,946	10,090	3.82%
Noninterest-earning assets	51,792			42,400
Total assets	$1,091,905			$1,100,346
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$572,028	$745	0.52%	$585,892	$728	0.50%
Borrowings	170,923	760	1.76%	156,130	709	1.82%
Total interest-bearing liabilities	742,951	1,505	0.80%	742,022	1,437	0.78%
Noninterest-bearing deposits	168,357			177,223
Other noninterest-bearing liabilities	5,505			6,353
Total liabilities	916,813			925,598
Stockholders' equity	175,047			174,201
Accumulated comprehensive income	45			547
Total stockholders' equity	175,092			174,748
Total liabilities and stockholders' equity	$1,091,905			$1,100,346

Net interest income		$8,401			$8,653
Interest rate spread			2.99%			3.04%
Net interest margin			3.18%			3.24%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.

FOX CHASE BANCORP, INC.	3rd QUARTER EARNINGS 2015

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Nine Months Ended September 30,
	2015			2014
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$10,807	$10	0.13%	$6,794	$2	0.05%
Investment securities	308,339	5,337	2.31%	330,211	5,672	2.29%
Loans (1)	742,624	24,773	4.46%	719,879	24,615	4.57%
Allowance for loan losses	(11,142)			(11,566)
Net loans	731,482	24,773		708,313	24,615
Total interest-earning assets	1,050,628	30,120	3.83%	1,045,318	30,289	3.87%
Noninterest-earning assets	45,631			44,496
Total assets	$1,096,259			$1,089,814
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$568,128	$2,188	0.51%	$562,000	$2,455	0.58%
Borrowings	172,394	2,206	1.71%	221,806	2,574	1.55%
Total interest-bearing liabilities	740,522	4,394	0.79%	783,806	5,029	0.86%
Noninterest-bearing deposits	173,989			121,770
Other noninterest-bearing liabilities	6,433			7,437
Total liabilities	920,944			913,013
Stockholders' equity	174,934			178,382
Accumulated comprehensive income	381			(1,581)
Total stockholders' equity	175,315			176,801
Total liabilities and stockholders' equity	$1,096,259			$1,089,814

Net interest income		$25,726			$25,260
Interest rate spread			3.04%			3.01%
Net interest margin			3.24%			3.19%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.

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